SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2018

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2018, Pareteum Corp. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the employment agreement between the Company and Robert H. Turner, the Company’s Executive Chairman and Principal Executive Officer (the “Executive”), originally entered into on November 18, 2016 (the “Employment Agreement”).

The Amendment modifies and supplements the terms of the Employment Agreement by providing for the following additional terms:

-	the term that Executive is employed by the Company shall continue until November 18, 2021;

-	not less than each calendar anniversary of the effective date of the Amendment, the Company and Executive shall review and mutually agree to any modifications to the compensation and equity grants and, in the event the Company and Executive have not mutually agreed upon any such annual modifications on or before each calendar anniversary, the base salary shall automatically (and without further action of the parties) be increased by ten percent (10%) over the previous year’s base salary and the bonus and equity awards contemplated in the Employment Agreement shall each be deemed to be the agreed bonus and equity awards for the subsequent year as if same were a new award for said year of the employment term;

-	restricted stock awards shall become vested and exercisable with respect to 100% of the Restricted Stock Award in the event of a “Change of Control or Triggering Event” (as defined in the next sentence), on the first trading day of the subsequent calendar quarter. “Change of Control or Triggering Event” shall be defined as (i) the sale of all or substantially all of the Company, merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person, and there is change of one (1) or more of the Company’s Board of Directors, (ii) any change in the ownership of more than thirty percent (30%) of the stock of the Company in one or more related transactions, or (iii) immediately (and without further action of the parties) upon the Company tendering a binding offer to merge, or acquire all or substantially all of the assets or a controlling portion (which may be less than 50%) of the equity of another company(ies);

-	all grants of equity contemplated herein, including, but not limited to, any grant of equity in lieu of cash owed, shall be made subject to applicable tax withholdings and other withholdings required by applicable law; provided, however, that the Company shall make any such tax payment on behalf of Executive;

-	the Option Shares (as defined in the Employment Agreement) shall become vested and exercisable with respect to 100% of the Option Shares in the event of a “Change of Control or Triggering Event;” and

-	with respect to any and all earned but unpaid forms of compensation including bonuses, salary (or severance pay) and vested options or any other forms equity contemplated herein or any other sums due Executive (whether through Executive’s performance or by acceleration), in the event Executive dies before the Company has delivered any such payments (or other forms of consideration, including vested options or any other forms of equity) to Executive, the Company covenants and agrees that any such payments or other forms of consideration (including vested options and equity) shall be paid and delivered to Executive’s heirs, executives, administrators, personal representatives, successors, and permitted assigns as the case may be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2018	PARETEUM CORPORATION

	By:	/s/ Edward O’Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer